Exhibit 99.1

Lument Finance Trust Reports First Quarter 2026 Results

NEW YORK, May 15, 2026 /PRNewswire/ — Lument Finance Trust, Inc. (NYSE: LFT) (“we”, “LFT” or “the Company”) today reported its first quarter results. GAAP net loss attributable to common shareholders for the first quarter was $1.0 million, or $0.02 per share of common stock. Distributable earnings for the first quarter were $1.1 million, or $0.02 per share of common stock. The Company has also issued a detailed presentation of its results, which can be viewed at lumentfinancetrust.com.

Conference Call and Webcast Information

The Company will also host a conference call on Friday, May 15, 2026, at 1:00 p.m. ET to provide a business update and discuss the financial results for the first quarter of 2026. The conference call may be accessed by dialing 1-800-836-8184 (U.S.) or 1-646-357-8785 (international). Note: there is no passcode; please ask the operator to be joined into the Lument Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://app.webinar.net/a9jkw89JQ1r

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website lumentfinancetrust.com and by telephone dial-in. The replay call-in number is 1-888-660-6345 (U.S.) or 1-646-517-4150 (international) with passcode 16714.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting distributable earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Distributable Earnings

Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to holders of common stock computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for that applicable reporting period, regardless of whether such items are included in other comprehensive income (loss) or net income (loss), and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions with the Company’s Board of Directors and approved by a majority of the Company’s independent directors. Distributable Earnings mirrors how we calculate “Core Earnings” pursuant to the terms of our management agreement with our manager, Lument Investment Management, LLC (“Manager”), for purposes of calculating the incentive fee payable to our Manager.

While Distributable Earnings excludes the impact of any unrealized provisions for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable.  Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosures, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flows from operating activities determined in accordance with GAAP.  We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, over time, Distributable Earnings has been a strong indicator of our dividends per share of common stock.  As a REIT, we generally must distribute annually at least 90% of our taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock.  Furthermore, Distributable Earnings help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is a performance metric we consider when declaring our dividends.

Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs.

GAAP to Distributable Earnings Reconciliation

Three Months Ended
March 31, 2026
Reconciliation of GAAP to non-GAAP Information
Net Income attributable to common shareholders	$(978,375)
Adjustments for non-Distributable Earnings
Unrealized loss on mortgage servicing rights	30,245
(Release of) credit losses	(732,373)
Depreciation of real estate owned	304,885
Real estate owned impairment expense	1,350,435
Loss on extinguishment of debt	1,152,861
Subtotal	2,106,053
Other Adjustments
Adjustment for income taxes	(4,648)
Subtotal	(4,648)

Distributable Earnings	$1,123,030

Weighted average shares outstanding - Basic and Diluted	52,400,158
Distributable Earnings per weighted share outstanding - Basic and Diluted	$0.02

About LFT

LFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets.

LFT is externally managed and advised by Lument Investment Management LLC, a Delaware limited liability company.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at sec.gov, the Company website at lumentfinancetrust.com, or by directing requests to: Lument Finance Trust, 230 Park Avenue, 20th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. You can identify forward-looking statements by use of words such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “will,” “seek,” “would,” “could,” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and should consider carefully the factors described in Part I, Item IA “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, which is available on the SEC’s website at sec.gov, and in the Company’s other current or periodic filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

James Briggs
Chief Financial Officer
(212) 521-6323
james.briggs@lument.com

Media Contact:
Tyler Howard
Associate Director
(513) 403-1911
tyler.howard@lument.com

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